                                                                  Exhibit 23(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------

         We have issued our reports dated January 15, 1997 (except for notes 2 and 6, as to which the dates are January 21, 1997 and February 5, 1997, respectively) accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of JeffBanks, Inc. (formerly named State Bancshares, Inc.) and Subsidiaries on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of JeffBanks, Inc. on Forms S-3 (File No. 333-20111, effective January 30, 1997, File No. 333-18775, effective Janaury 21, 1997 and File No. 33-99988, effective November 24, 1995) and
Form S-8 (File No. 33-80654 and File No. 33-80656, effective June 23, 1994).


GRANT THORNTON LLP


Philadelphia, Pennsylvania
March 25, 1997